UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2020

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	140 East 45th Street, 15th Floor, New York, New York	10017
	(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

Liquidation and Dissolution Update

On May 28, 2020, in furtherance of its Plan of Complete Liquidation and Dissolution, Altaba Inc. (the “Fund”) filed with the Chancery Court of the State of Delaware (the “Court”) a verified petition (the “Petition”) for determinations pursuant to Section 280 of the General Corporation Law of the State of Delaware (the “DGCL”). The Petition requests an interim order and final order determining the amount and form of security that will be reasonably likely to be sufficient to provide compensation for: (i) claims that are the subject of a pending action, suit or proceeding to which the Fund is a party; (ii) other claims asserted in response to a notice provided by the Fund under Section 280(a)(i) of the DGCL, as to which the amount and form of security for such claims has not been agreed upon by the parties; (iii) costs and expenses through the completion of the wind-up process; and (iv) other claims, if any, that are not barred under Section 280 and have not been made known to the Fund or that have not yet arisen but that, based on facts known to the Fund, are likely to arise or become known within five years after October 4, 2019, the date of dissolution of the Fund (the “Effective Time”), including contingent, conditional or otherwise unmatured contractual claims.

As described in the Petition, a copy of which is filed as an exhibit to this Form 8-K and is incorporated by reference herein, the Fund will first seek an interim order from the Court (the “Interim Order”) that approves an initial conservative aggregate amount of security of approximately $7.3 billion. In addition to undisputed claims (including claims where the Fund has agreed with the claimant on the required amount of security, either initially or following negotiation), this security amount includes, for each claim as to which the amount is in dispute, the full amount requested by the relevant claimant. The Fund is requesting this relief in order to be able to make a cash distribution of up to approximately $5.6 billion, representing all of the Fund’s assets in excess of the aggregate security amount approved in the Interim Order, without having to wait for the Court to adjudicate the amounts of security reasonably likely to provide sufficient compensation for the claims in dispute. Additional distributions are not expected to be made until a determination has been reached by the Court regarding the amount and form of security reasonably likely to provide sufficient compensation for such disputed claims and the Court’s issuance of a final order, as described below. The Fund is not able to predict with certainty when the Court will address the Fund’s Motion for Interim Distribution. The Court is not typically requested to authorize such an Interim Order in proceedings of this kind, and there can be no assurance that the Court will approve the Interim Order and permit the distribution of excess assets based on the Interim Order or when such distribution, if approved, will occur.

Thereafter, the Fund will request a final order from the Court (the “Final Order”) establishing the final amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the Effective Time (or such longer period of time as the Court may determine not to exceed ten years after the Effective Time), pay or make reasonable provision for the Fund’s uncontested known claims and expenses (including any changes to amounts agreed by the Fund and claimants following the issuance of the Interim Order), and establish reserves for other claims as required by the Final Order. In the Final Order, the Fund currently intends to ask the Court to approve an aggregate amount of security of approximately $1.4 billion, subject to resolution of any claims after the date of the Initial Order and before the date of such request. The Final Order will reflect the Court’s own determination as to the amount and form of security reasonably likely to provide sufficient compensation for all known, contingent and potential future claims against the Fund. There can be no assurance regarding the timing and provisions of the Final Order and the Court may require the Fund to withhold an aggregate amount of security in excess of the amount that we believe is reasonably likely to satisfy the Fund’s potential claims and liabilities. In addition, the Fund cannot predict the impact, if any, of the Covid-19 pandemic on the timing of proceedings in the Court, and it is possible that delays could result. There also can be no assurance as to the timing or amount of any additional distributions that we may make subsequent to the distribution we intend to make immediately following the entry of the Interim Order.

Any amounts proposed or determined to be held as security for claims against the Fund in the Petition, the Interim Order or the Final Order, or any such amounts actually held as security by the Fund, have not been, and will not be, calculated in accordance with, or by reference to, U.S. GAAP and do not, and will not, reflect any change in the Fund’s current position with respect to its liabilities and reserves from an accounting perspective. Rather, in the case of the Interim Order, such amounts will reflect either the amount of security currently requested by the claimant, or the security amount such claimant has negotiated with the Fund. For the Interim Order or the Final Order, the Fund may agree with a claimant to set aside an amount as security that exceeds the amount the Fund believes it will ultimately owe such claimant, in order to allow more efficient distribution of excess funds pending final resolution of the liability. Furthermore, under the Final Order, for claims for which a security amount has not been separately negotiated, the amounts held as security will be those calculated by the Court to ensure that the Fund has sufficient assets to comply with its obligations to provide adequate security pursuant to the dissolution procedures under Section 280 of the DGCL, which is generally a more conservative standard than the determination required by U.S. GAAP.

Tax Updates

During the quarter ended March 31, 2020, the Fund entered into a Closing Agreement with the New York State Department of Taxation and Finance (the “NYS Department”) regarding certain matters related to the Fund’s 2018, 2019 and 2020 tax years (“NYS Agreement”). The NYS Agreement covers, among other things, the Fund’s total New York State income tax obligation with respect to the 2018 and 2019 tax years, and its business income apportionment percentage for the gain on sale of American Depository Shares of Alibaba Group Holding Limited (“Alibaba Shares”) in the 2020 tax year. The NYS Agreement is subject to standard carve-outs and exceptions, including for the effects of future adjustments to federal taxable income. The total tax obligation for 2018 and 2019 and the tax obligation implied by the NYS Agreement regarding the 2020 business income apportionment are within the sum of the amounts previously paid to the NYS Department with respect to those years plus the Fund’s relevant tax reserves as of December 31, 2019.

During the quarter ended March 31, 2020, the Fund entered into an Agreement with the California Franchise Tax Board (“FTB”) regarding certain matters related to the Fund’s 2019 tax year (“CA Agreement”). The CA Agreement covers, among other things, the Fund’s business income apportionment percentage for the gain on sale of Alibaba Shares in 2019. The CA Agreement is subject to standard carve-outs and exceptions, including for the effects of future adjustments to federal taxable income. The tax obligation implied by the CA Agreement regarding the 2019 business income apportionment is within the sum of the amounts previously paid to the FTB with respect to 2019 plus the Fund’s relevant tax reserves as of December 31, 2019.

In May 2020, the Fund entered into a Closing Agreement with the New York City Department of Finance (the “NYC Department”) regarding certain matters related to the Fund’s 2018, 2019 and 2020 tax years (“NYC Agreement”). The NYC Agreement covers, among other things, the Fund’s total New York City business corporation tax obligation with respect to the 2018 and 2019 tax years, and its business income apportionment percentage for the gain on sale of Alibaba Shares in the 2020 tax year. The NYC Agreement is subject to standard carve-outs and exceptions, including for the effects of future adjustments to federal taxable income. The total tax obligation for 2018 and 2019 and the tax obligation implied by the NYC Agreement regarding the 2020 business income apportionment are within the sum of the amounts previously paid to the NYC Department with respect to those years plus the Fund’s relevant tax reserves as of March 31, 2020.

Unaudited Consolidated Statement of Assets and Liabilities

On May 28, 2020, the Fund published its unaudited consolidated statement of assets and liabilities for the quarter ended March 31, 2020. The unaudited consolidated statement of assets and liabilities is attached hereto as Exhibit 99.1.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this report on Form 8-K:

99.1	Altaba Inc. unaudited consolidated statement of assets and liabilities.

99.2	Altaba Inc. Verified Petition for Determinations Pursuant to Section 280 of the General Corporation Law of the State of Delaware.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

Date: May 28, 2020	By:	/s/ Alexi A. Wellman
	Name:	Alexi A. Wellman
	Title:	Chief Financial and Accounting Officer

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